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                                                                       EX-99.B10

                      [MORRISON & FOERSTER LLP LETTERHEAD]


June 30, 1997



Stagecoach Trust
111 Center Street
Little Rock, AR  72201


     Re:  Shares of Common Stock of Stagecoach Trust
          ------------------------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 7 and Amendment No. 9 to the Registration Statement on Form N-1A (SEC File Nos. 33-64352 and 811-7780) (the "Registration Statement") of Stagecoach Trust (the "Trust") relating to the registration of an indefinite number of shares of common stock of the Trust (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series. We have also verified with the Trust's transfer agent the maximum number of shares issued by the Trust during the fiscal year ended February 28,1997.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Trust has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Company.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.
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Stagecoach Trust
June 30, 1997
Page Two

     In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information and the description of advice rendered by our firm under the heading "Management of the Funds" in the Prospectuses which are included as part of this Registration Statement.

                                      Very truly yours,

                                      /s/ MORRISON & FOERSTER LLP

                                      MORRISON & FOERSTER LLP